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                                                                                                           EXHIBIT 11.0


                                                          MICROCOM, INC.

                                                CALCULATION OF NET INCOME PER SHARE
                               FOR THE THREE AND NINE MONTH PERIODS ENDED DECEMBER 31, 1995 AND 1994

                                                            (Unaudited)

                                                                         Three Months Ended         Nine Months Ended
                                                                         -------------------       -------------------
(In thousands, except per share amounts)                                   1995       1994           1995       1994
                                                                         --------   --------       --------   --------
Net income .....................................................          $ 3,459    $ 1,529        $ 8,662    $ 4,090
                                                                          =======    =======        =======    =======
Reconciliation of average number of shares outstanding to
 amount used in net income per share computation:
  Weighted average number of shares outstanding ................           15,339     10,792         14,054     10,697
  Assumed exercise of stock options ............................            1,376      1,129          1,142      1,305
                                                                          -------    -------        -------    -------
  Weighted average number of shares outstanding,
   as adjusted .................................................           16,715     11,921         15,196     12,002
                                                                          -------    -------        -------    -------

Net income per share ...........................................          $   .21    $   .13        $   .57    $   .34
                                                                          =======    =======        =======    =======
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